                                                      Exhibit (11)

                      AMERICOLD CORPORATION

                   STATEMENT RE COMPUTATION OF
                       PER SHARE EARNINGS

              (In thousands, except per share data)

                                               Three months  Three months  Six Months   Six months
                                                  ended         ended         ended        ended
                                               last day of    last day of  last day of  last day of
                                               August 1993    August 1994  August 1993  August 1994
                                               -----------    -----------  -----------  -----------
                                               (Unaudited)    (Unaudited)  (Unaudited)  (Unaudited)

Net loss                                        $ (2,712)      $ (1,464)    $(73,481)    $ (4,180)

Less:  total accrued preferred dividend

  (4,386 shares x 13.25% x 1/12 yr)                  (48)              -            -            -
  (4,386 shares x 13.25% x 4/12 yr)                    -               -         (194)           -
  (4,386 shares x 11.50% x 2/12 yr)                  (84)              -          (84)           -
  (4,967 shares x 11.50% x 1/12 yr)                    -            (48)            -            -
  (4,967 shares x 11.50% x 4/12 yr)                    -               -            -         (190)
  (4,967 shares x 13.50% x 2/12 yr)                    -           (112)            -         (112)
                                                 -------         -------      -------      -------

Net loss for per share calculation              $ (2,844)       $ (1,624)    $(73,759)    $ (4,482)
                                                 =======         =======      =======      =======

Weighted average number of shares
  outstanding                                      4,851           4,864        4,851        4,864
                                                 =======         =======      =======      =======


Net loss per share                              $  (0.59)       $  (0.33)    $ (15.21)    $  (0.92)
                                                 =======         =======      =======      =======
















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